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                                                                   EXHIBIT 10.56

                           INFINITY INVESTORS LIMITED
                               27 WELLINGTON ROAD
                                  CORK, IRELAND

                                JANUARY 29, 1997



Brassie Golf Corporation
5806-A Breckenridge Parkway
Tampa, Florida 33610
Fax: 813/621-5769
Attn:     Mr. Lance McNeill

         Re: Letter Agreement Concerning Redemption of Convertible Debentures and Issuance of Warrants

Gentlemen:

         Reference is hereby made to that certain Offshore Debenture Securities Subscription Agreement dated March 18, 1996 (the "Infinity Subscription Agreement") by and between Brassie Golf Corporation ("Brassie") and Infinity Investors Limited ("Infinity"), pursuant to which Brassie issued to Infinity a Debenture in the original principal amount of $1,250,000 convertible into shares of common stock ("Common Stock") of Brassie (the "Infinity Debenture"). Reference is further hereby made to that certain Offshore Debenture Securities Subscription Agreement dated March 18, 1996 (the "Conservative Growth Subscription Agreement") by and between Brassie and Conservative Growth Advisors Limited ("Conservative Growth"), pursuant to which Brassie issued to Conservative Growth a Debenture in the original principal amount of $1,250,000 convertible into shares of Common Stock (the "Conservative Growth Debenture"). On June 20, 1996, in full compliance with the terms of the Conservative Growth Subscription Agreement and Infinity Subscription Agreement, Infinity acquired and is now the holder of the Conservative Growth Debenture (the Infinity Debenture and Conservative Growth Debenture being collectively referred to herein as the "Debentures"). The terms of the Infinity Subscription Agreement, Conservative Growth Subscription Agreement and the Debentures were amended by letter agreement dated September 5, 1996 between Infinity and Brassie (the "Amendment Letter").

         On December 19, 1996, Infinity delivered a Notice of Conversion pursuant to the terms of the Debentures for $279,034 aggregate principal amount of the Debentures (the "Conversion Notice"). Brassie failed to honor the Conversion Notice, and Brassie and Infinity desire to set forth herein their agreement in settlement thereof as follows:

         1. All agreements herein shall be deemed to have occurred simultaneously.

         2. Brassie will arrange for the purchase by a purchase option assignee of the shares of Common Stock subject to the Conversion Notice (plus accrued and unpaid interest) for a price



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Brassie Golf Corporation
January 29, 1997
Page 2

of $364,242.59 (the "Conversion Amount"). The Conversion Amount shall be paid by wire transfer to Infinity's account as set forth in Section 3 below. Infinity and Brassie agree that as of the date hereof, $1,241,226 in principal of the Debentures remains due and owing, together with $28,769.24 of accrued and unpaid interest thereon (collectively, the "Debenture Balance").

         3. Brassie hereby agrees that either Brassie or a third party shall purchase the Debentures in consideration for the payment to Infinity of the Debenture Balance, such payment to be made as of the date hereof by wire transfer to the following account:

                  Citibank, N.A.
                  ABA 021 000 089
                  Credit: Bear Sterns
                  Account No. 09253186
                  Further Credit: Infinity Investors Limited
                  Account No. 102-05092

In addition, contemporaneous with the delivery of such sum, Brassie shall pay to Infinity by wire transfer to the same account the sum of $7,500, representing reimbursement (the "Expense Reimbursement") to Infinity for reasonable costs and expenses of counsel associated with the disputes and lawsuit described in the Amendment Letter. The sum of the Conversion Amount, the Debenture Balance and the Expense Reimbursement being referred to as the "Payment Amount".


         4. Brassie hereby agrees to execute and deliver as of the date hereof four (4) separate Warrants granting Infinity the right to acquire 250,000 shares of Common Stock of Brassie for each Warrant in the forms appended hereto (with respective exercise prices of $0.75, $1.00, $1.25 and $1.50). Such Warrants shall be delivered via Federal Express courier to Infinity, c/o the following account:

                  Trident Trust Company (Cayman) Limited
                  One Capital Plaza
                  Grand Cayman
                  Cayman Island, BWI
                  Attention: Gwen McLoughlin

         5. Brassie currently holds the Debentures for Infinity. Upon delivery from Infinity of written confirmation that it has received (i) the wire transfer of the Payment Amount and (ii) the originally executed Warrants (the "Escrow Termination Instruction Letter"), (i) Infinity shall execute an assignment without recourse of all its rights and interests in the Debentures ("Assignment") to an assignee to be named by Brassie and deliver the same to Brassie, and (ii) Brassie shall be entitled to retain the Debentures or transfer the same pursuant to the Assignment.


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Brassie Golf Corporation
January 29, 1997
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         To evidence your agreement with the foregoing, please countersign this
Letter Agreement in the space provided below. This Letter Agreement may be executed in one or more counterparts and by facsimile signature.

                                             Very truly yours,

                                             INFINITY INVESTORS LIMITED


                                             By: /s/ J. A. Loughran
                                                ------------------------------
                                             Title: Director
                                                  ----------------------------


ACKNOWLEDGED AND AGREED TO:

BRASSIE GOLF CORPORATION


By: /s/ Thomas K. Richardson
   ---------------------------------

Title: Secretary/Vice President
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Dated: Feb 5, 1997
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